Exhibit 10.49

FIRST AMENDMENT

to

REINSURANCE POOLING AGREEMENT

AMENDED AND RESTATED

As of JANUARY 1, 2010

This First Amendment (the “First Amendment”) to the Reinsurance Pooling Agreement Amended and Restated as of January 1, 2010 (the “2010 Pooling Agreement”), is effective as of the Closing Date (as that term is defined below) by and among State Automobile Mutual Insurance Company (“State Auto Mutual”), State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank), State Auto Insurance Company of Wisconsin (“SA WI”), Farmers Casualty Insurance Company (“Farmers Casualty”), State Auto Insurance Company of Ohio (“SA OH”), State Auto Florida Insurance Company (“SA FL”), Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”), Patrons Mutual Insurance Company of Connecticut (“Patrons”), Litchfield Mutual Fire Insurance Company (“Litchfield”) and Beacon National Insurance Company (“Beacon”) (collectively, the “Pooled Companies”). This First Amendment shall be effective and operative as set forth in Section 2 of this First Amendment.

Background Information

With this First Amendment, the parties hereto intend to amend the 2010 Pooling Agreement as necessary to remove all references to State Auto National Insurance Company (“State Auto National”) as a party to the 2010 Pooling Agreement. All issued and outstanding stock of State Auto National is being sold to Hallmark Insurance Company (“Hallmark”) under a Stock Purchase Agreement dated August 9, 2010, between State Auto Financial Corporation (“STFC”) as Seller and Hallmark as Buyer (“Stock Purchase Agreement”) As a result thereof, State Auto National will cease to be affiliated with any of the State Auto Insurance Companies, and thus will no longer qualify to be a party to the 2010 Pooling Agreement after the Closing Date (as defined in the Stock Purchase Agreement).

In response to a recommendation from the appropriate Independent Committee, the Boards of Directors of all the Pooled Companies have approved this First Amendment.

Statement of Agreement

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the Pooled Companies agree to amend the 2010 Pooling Agreement as follows:

1.	Capitalized terms used in this First Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed such terms in the 2010 Pooling Agreement.

2.

Concurrently with the Closing Date of the Stock Purchase Agreement, State Auto National will be removed as a party to the 2010 Pooling Agreement, and each provision of the 2010 Pooling Agreement will be deemed amended or deleted as necessary to remove any and all references to State Auto National effective as of the Closing Date of the Stock Purchase Agreement. Notwithstanding the foregoing, this

First Amendment shall only become operative if and when it has been approved, or deemed approved, by all insurance regulators whose approval is necessary to implement the terms of this First Amendment with respect to State Auto National. If this First Amendment is not approved as described in this section, this First Amendment shall be deemed null and void and shall not become operative to amend the 2010 Pooling Agreement in any manner whatsoever.

3.	Upon termination of the 2010 Pooling Agreement with respect to State Auto National, the following shall be retroceded to State Auto National:

•	All of State Auto National’s unpaid Net Liabilities as of the termination date (i.e., the Closing Date of the Stock Purchase Agreement) and

•

All of State Auto National’s unearned premium reserves as of the termination date, net of a ceding commission equal to the sum of the acquisition expenses associated with such unearned premium reserves.

4.

This document is an amendment to the 2010 Pooling Agreement. In the event of any inconsistencies between the provisions of the 2010 Pooling Agreement and this First Amendment, the provisions of this First Amendment shall control. Except as expressly amended hereby, the 2010 Pooling Agreement shall continue in full force and effect without change for the balance of the term thereof.

IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment.

State Automobile Mutual Insurance Company
State Auto Property & Casualty Insurance Company
Milbank Insurance Company
State Auto Insurance Company of Wisconsin
Farmers Casualty Insurance Company
State Auto Insurance Company of Ohio
State Auto Florida Insurance Company
Meridian Security Insurance Company
Meridian Citizens Mutual Insurance Company
Beacon National Insurance Company
Patrons Mutual Insurance Company of Connecticut
Litchfield Mutual Fire Insurance Company

By:	/s/ Robert P Restrepo, Jr.
Robert P Restrepo, Jr., President

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